Exhibit 99.1

Company Investor/Media Contact:
dj Orthopedics, Inc.
Mark Francois, Director of Investor Relations
(760) 734-4766
mark.francois@djortho.com

FOR IMMEDIATE RELEASE

DJ ORTHOPEDICS PROVIDES UPDATED REVENUE EXPECTATIONS FOR THIRD QUARTER OF 2005

Third Quarter Revenue Expected to be Between $70 and $71 Million

SAN DIEGO, CA September 27, 2005 – dj Orthopedics, Inc., (NYSE: DJO), a global medical device company specializing in rehabilitation and regeneration products for the non-operative orthopedic and spine markets, today announced updated sales estimates for the third quarter of fiscal 2005, in anticipation of its presentation today at the UBS Global Life Sciences Conference.  The Company said that these revenue estimates remain subject to change as the Company completes its quarter and subsequent financial closing process.

Net revenues for the third quarter of 2005 are expected to be between $70 and $71 million, including incremental revenue from the orthopedic soft goods business the Company acquired from Encore Medical Corporation on August 8, 2005.  The Company reported net revenue of $62.5 million in the third quarter of 2004.  The third quarter of both 2005 and 2004 include 63 shipping days.

“We continue to make good progress on our 2005 growth initiatives and look forward to providing more detail on our actual results when we release earnings on approximately October 27, 2005,” said Les Cross, president and chief executive officer of dj Orthopedics.

About dj Orthopedics, Inc.

dj Orthopedics is a global medical device company specializing in rehabilitation and regeneration products for the non-operative orthopedic and spine markets.  Marketed under the DonJoy and ProCare brands, the Company’s broad range of over 600 rehabilitation products, including rigid knee braces, soft goods, pain management, are used in the prevention of injury, in the treatment of chronic conditions and for recovery after surgery or injury. The Company’s regeneration products consist of bone growth stimulation devices that are used to treat nonunion fractures and as an adjunct therapy after spinal fusion surgery.  Together, these products provide solutions throughout the patient’s continuum of care.  The Company sells its products in the United States and in more than 40 other countries through networks of agents, distributors and its direct sales force.  Customers include orthopedic, podiatric and spine surgeons, orthotic and prosthetic centers, third-party distributors, hospitals, surgery centers, physical therapists, athletic trainers and other healthcare professionals.  For additional information on the Company, please visit www.djortho.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such statements relate to, among other things, the Company’s revenue estimates for the third quarter of 2005.  The words “believe,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement.  These forward-looking statements are based on the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks relating to the realization of anticipated revenue levels for the remainder of the third quarter of 2005, any material adjustments to the Company’s reported preliminary revenue numbers for the third quarter of 2005 and the successful implementation of our business and integration strategy relative to our Regeneration business.  Other general risk factors include the continued growth of the bone growth stimulation market; our ability to successfully develop, license or acquire, and timely introduce and market new products or product enhancements; our dependence on orthopedic professionals, agents and distributors for marketing its products; the Company’s transition to direct sales of its products in select foreign countries; the Company’s international operations; resources needed and risks involved in complying with government regulations including Section 404 of the Sarbanes-Oxley Act; developing and protecting intellectual property; the impact of potential reductions in reimbursement levels by Medicare and other governmental and commercial payors; and the effects of healthcare reform, managed care and buying groups on prices of the Company’s products. Other risk factors are detailed in the Company’s Annual Report on Form 10-K for the 2004 calendar year, filed on March 4, 2005 with the Securities and Exchange Commission.

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